EXECUTION VERSION

PERFORMANCE UNDERTAKING
This Performance Undertaking (this “Undertaking”), dated as of September 28, 2012 is executed by LKQ Corporation, a Delaware corporation (the “Provider”), in favor of LKQ Receivables Finance Company, LLC, a Delaware limited liability company (together with its successors and assigns, the “Recipient”).
RECITALS
1.    Keystone Automotive Industries, Inc., a California corporation (“Keystone”) and Greenleaf Auto Recyclers, LLC, a Delaware limited liability company (“Greenleaf” , and collectively with Keystone and each other subsidiary of Provider which enters into a Joinder Agreement pursuant to the Sale Agreement (as such term is defined below), the “Originators”) and Recipient have entered into an Receivables Sale Agreement, dated as of September 28, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which each Originator, subject to the terms and conditions contained therein, is selling its respective right, title and interest in certain of its accounts receivable to Recipient.
2.    Each Originator is a Subsidiary of Provider and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts receivable and related assets by the Originators to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).
3.    As an inducement for Recipient to purchase the accounts receivable and related assets of each Originator pursuant to the Sale Agreement, Provider has agreed to guaranty the due and punctual performance by each Originator of its obligations under the Sale Agreement.
4.    Provider wishes to guaranty the due and punctual performance by each Originator of its obligations to Recipient under or in respect of the Sale Agreement, as provided herein.
AGREEMENT

NOW, THEREFORE, Provider hereby agrees as follows:

Section 1.    Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement (as hereinafter defined). In addition:
“Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.
Section 2.     Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by each Originator of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of each Originator under the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Administrative Agent, the Managing Agents or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, any Managing Agent or any Purchaser in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of the Obligations, Recipient (or its permitted assigns) may, upon written demand, cause the immediate performance by Provider of the Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its permitted assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve any Originator from performing in full its Obligations under the Sale Agreement or Provider of its undertaking hereunder with respect to the full performance of such duties.
Section 3.     Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its permitted assigns), forthwith upon written demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient (and its assigns) in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Base Rate plus 2.0% per annum, such rate of interest changing when and as the Base Rate changes.
Section 4.     Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its permitted assigns) in reliance on this Undertaking, and any requirement that Recipient (or its permitted assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its permitted assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with any Originator, and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient and its assigns in their sole discretion deem fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though

Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
Section 5.     Unenforceability of Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.
Section 6.    Representations and Warranties. Provider hereby represents and warrants to Recipient that:
(a)    Corporate Existence and Power. Provider is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and is duly qualified to do business and is in good standing as a foreign corporation or entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder are within its power and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Undertaking has been duly executed and delivered by Provider.
(c)    Binding Effect. This Undertaking constitutes the legal, valid and binding obligations of Provider enforceable against Provider in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)    No Conflict. The execution and delivery by Provider of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by‑laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on any assets of Provider (except as created hereunder) except, in the case of clauses (ii), (iii) or (iv), where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(e)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder, except where the failure to obtain such authorization or approval or take such action or make such notice or filing could not reasonably be expected to have a Material Adverse Effect.
(f)    Financial Statements. The consolidated financial statements of Provider and its consolidated Subsidiaries dated as of December 31, 2012 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Provider and its consolidated Subsidiaries as of such date and for the period ended on such date. Since December 31, 2012, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.
(g)    Taxes. Provider has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes thereby shown to be due and owing, except any such taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.
(h)    Actions; Suits. There are no actions, suits or proceedings pending, or to the best of Provider’s knowledge, threatened, against or affecting Provider, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Provider is not in default with respect to any order of any court, arbitrator or governmental body other than such default which could not reasonably be expected to have a Material Adverse Effect.
Section 7.     Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent, any Managing Agent or any Purchaser against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent, the Managing Agents and the Purchasers against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against any Originator that arise from the existence or performance of Provider’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Provider to any Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Administrative Agent, the Managing Agents or the Purchasers. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.
Section 8.     Termination of Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and that certain Receivables Purchase Agreement, dated as of September 28, 2012, among Recipient, as seller, Provider, as servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (the “Administrative Agent”) (as amended prior to the date hereof and as the same may be further amended, restated or otherwise modified from time to time, the “Purchase Agreement”) is terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.
Section 9.     Effect of Bankruptcy. This Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of Provider under this Undertaking.
Section 10.    Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its permitted assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums due to Provider against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent.
Section 11.    Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.
Section 12.    Further Assurances; Covenant to Provide Amendment.

(a)    Provider agrees that it will from time to time, at the request of Recipient (or its permitted assigns), provide information relating to the business and affairs of Provider as Recipient (or its permitted assigns) may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its permitted assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
(b)    Provider agrees that it will, upon the first date following the date hereof on which that certain Amended and Restated Credit Agreement, dated as of September 30, 2011 (the “Credit Agreement”), among LKQ, LKQ Delaware LLP, the Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and RBS Citizens, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, is to be amended, restated, supplemented or otherwise modified in writing, include in the applicable amendment documentation a carve-out to eliminate the requirement that the Recipient be a subsidiary guarantor of the Provider’s obligations under the Credit Agreement, such amendment to be in form and substance reasonably satisfactory to the parties thereto, the Recipient and the Administrative Agent (as assignee of the Recipient).
Section 13.    Successors and Assigns. This Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and permitted assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Provider (i) acknowledges, and consents to the assignment by Recipient of all of Recipient’s right, title and interest in, to and under this Undertaking to the Agent, the Managing Agents and the Purchasers under the Purchase Agreement, (ii) agrees that the Agent, on behalf of the Purchasers, shall have become vested with all the rights granted to the Recipient herein, and (iii) agrees that, in connection with any assignment or participation under the Purchase Agreement, the Agent, the Managing Agents and the Purchasers may further assign or participate their respective interests hereunder, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the related rights herein.
Section 14.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Provider. No failure on the part of Recipient, the Agent, any Managing Agent or any Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 15.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or Recipient may designate in writing to the other. Each such notice or other communication shall be effective  if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or  if given by any other means, when received at the address specified in this Section 15.
Section 16.    GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 17.    CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 18.    Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness for borrowed money of a Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 19.    Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
Section 20.    Counterparts. This Undertaking may be executed by one of more of the parties to this Undertaking on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.

LKQ CORPORATION
By:    /s/ JOHN S. QUINN
Name: John S. Quinn
Title: Executive VP and CFO

Address:    500 West Madison Street
Suite 2800
Chicago, Illinois 60661
Fax: 312-207-1529
Telephone: 312-621-1950
Fax 312-207-1529
Email: victorcasini@lkqcorp.com

Acknowledged and accepted
this ____ day of September, 2012:

LKQ RECEIVABLES FINANCE COMPANY, LLC

By: /s/ JOHN S. QUINN
Name: John S. Quinn
Title: VP and CFO

Address:    500 West Madison Street
Suite 2800
Chicago, Illinois 60661
Attention: Manager Kyle Treat
Fax: 866-669-2811
Telephone: 312-621-2772
Email: kltreat@lkqcorp.com

Signature Page to Performance Undertaking

Consented to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, as
Administrative Agent

By: /s/ ERIC WILLIAMS
Name: Eric Williams
Title: Director

Signature Page to Performance Undertaking